UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Blyth, Inc. (Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.
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2

BLYTH, INC.
One East Weaver Street

Greenwich, Connecticut 06831

_____________________

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 29, 2009
_____________________

To Our Stockholders:

What:	Special Meeting of Stockholders
When:	January 29, 2009 at 8:30 a.m., local time
Where:	Blyth, Inc. One East Weaver Street Greenwich, Connecticut 06831
Why:
At this special meeting, we plan to consider and vote upon the proposals listed below and any other matters that may properly come before the special meeting or any adjournment or postponement of the special meeting.

Proposal No. 1:
A proposal to amend our restated certificate of incorporation to effect a reverse stock split at one of two split ratios, 1-for-3 or 1-for-4, as will be selected by our board of directors prior to the time of filing the certificate of amendment with the Delaware Secretary of State.

Proposal No. 2
Subject to approval of Proposal No. 1, a proposal to amend our restated certificate of incorporation to decrease our total number of authorized shares from 110,000,000 shares to 60,000,000 shares, 50,000,000 shares of which shall be common stock, par value $0.02 per share, and 10,000,000 shares of which shall be preferred stock, par value $0.01 per share.

The close of business on December 3, 2008 has been fixed as the record date for determining those stockholders entitled to vote at the special meeting.  Accordingly, only stockholders of record at the close of business on that date will receive this notice of, and be eligible to vote at, the special meeting and any adjournment or postponement of the special meeting.  The items of business listed above are more fully described in the proxy statement that accompanies this notice.

The board of directors recommends that you vote “FOR” the above proposals.

Your vote is important.  Please read the proxy statement and the instructions on the enclosed proxy card and then, whether or not you plan to attend the special meeting in person, and no matter how many shares you own, please submit your proxy promptly by telephone or via the Internet in accordance with the instructions on the enclosed proxy card, or by signing, dating and returning your proxy card in the postage paid envelope provided. This will not prevent you from voting in person at the special meeting.  It will, however, help to assure a quorum and to avoid added proxy solicitation costs.

You may revoke your proxy at any time before the vote is taken by delivering to our Secretary a written revocation or a proxy with a later date (including a proxy by telephone or via the Internet) or by voting your shares in person at the special meeting, in which case your prior proxy would be disregarded.

Pursuant to the new rules recently adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet.  Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners.  All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials.  Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice.  In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

By order of the Board of Directors

Michael S. Novins
Secretary

Greenwich, Connecticut
December  15, 2008

ii

TABLE OF CONTENTS

Page
PROXY STATEMENT	1
Date, Time and Place	1
Purpose of the Special Meeting	1
Record Date; Shares Outstanding and Entitled to Vote	1
How to Vote Your Shares	1
How to Change Your Vote	2
Proxies; Counting Your Vote	3
Abstentions and Broker “Non-Votes”	3
Quorum and Required Votes	3
Solicitation of Proxies	4
Recommendation of the Board of Directors	4
QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT	5
PROPOSAL NO. 1 – APPROVAL OF THE AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT ONE OF TWO REVERSE SPLIT RATIOS	8
Reasons for the Reverse Stock Split	8
Risks Associated with the Reverse Stock Split	9
Effects of the Reverse Stock Split	9
General	9
Effectiveness of Reverse Stock Split	10
Effect on Stock Plans	10
Effect on Authorized but Unissued Shares of Common Stock and Preferred Stock	11
Effect on Par Value	11
Reduction In Stated Capital	11
No Going Private Transaction	11
Book-Entry Shares	11
Exchange of Stock Certificates	11
Fractional Shares	12
No Appraisal Rights	13
Certain Federal Income Tax Consequences of the Reverse Stock Split	13
PROPOSAL NO. 2 – APPROVAL OF THE AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION TO DECREASE OUR TOTAL NUMBER OF AUTHORIZED SHARES FROM 110,000,000 SHARES TO 60,000,000 SHARES, 50,000,000 SHARES OF WHICH SHALL BE COMMON STOCK AND 10,000,000 SHARES OF WHICH SHALL BE PREFERRED STOCK	15
Effects of Decreasing our Total Number of Authorized Shares of Common Stock	15
No Appraisal Rights	16
Potential Anti-Takeover Effect	16
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	17
FUTURE STOCKHOLDER PROPOSALS	20
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	20
INCORPORATION BY REFERENCE	20
OTHER MATTERS	21
ANNEX A	22

iii

BLYTH, INC.
One East Weaver Street
Greenwich, Connecticut 06831
_____________________

PROXY STATEMENT
_____________________

FOR THE SPECIAL MEETING OF STOCKHOLDERS
 TO BE HELD ON JANUARY 29, 2009

Date, Time and Place

A special meeting of stockholders of Blyth, Inc. will be held at 8:30 a.m., local time, on January 29, 2009 in the Board Room of Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831. This proxy statement and form of proxy are being first mailed or otherwise delivered to stockholders on or about December 15, 2008.

Purpose of the Special Meeting

The purpose of the special meeting is to consider and vote on the following proposals:

Proposal No. 1:
A proposal to amend our restated certificate of incorporation to effect a reverse stock split at one of two split ratios, 1-for-3 or 1-for-4, as will be selected by our board of directors prior to the time of filing the certificate of amendment with the Delaware Secretary of State.

Proposal No. 2
Subject to approval of Proposal No. 1, a proposal to amend our restated certificate of incorporation to decrease our total number of authorized shares from 110,000,000 shares to 60,000,000 shares, 50,000,000 shares of which shall be common stock, par value $0.02 per share, and 10,000,000 shares of which shall be preferred stock, par value $0.01 per share.

At the special meeting, our stockholders will also be asked to consider and vote on any other matters that may properly come before the special meeting or any adjournment or postponement of the special meeting.  At this time, our board of directors is unaware of any matters, other than those set forth above, that may properly come before the special meeting.

Record Date; Shares Outstanding and Entitled to Vote

We have fixed the close of business on December 3, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and any adjournment or postponement of the special meeting.  At the close of business on the record date, we had outstanding and entitled to vote 35,563,940 shares of common stock.

How to Vote Your Shares

If you hold your shares in your own name, you may submit a proxy by telephone, via the Internet or by mail or vote by attending the special meeting and voting in person.

•
Submitting a Proxy by Telephone: You can submit a proxy for your shares by telephone until 11:59 p.m. Eastern Standard Time on January 28, 2009 by calling the toll-free telephone number on the enclosed proxy card, (1-800) 690-6903.  Telephone proxy submission is available 24 hours a day.  Easy-to-follow voice prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded.  Our telephone proxy submission procedures are designed to authenticate stockholders by using individual control numbers.

•
Submitting a Proxy via the Internet:  You can submit a proxy via the Internet until 11:59 p.m. Eastern Standard Time on January 28, 2009 by accessing the web site listed on your proxy card, www.proxyvote.com, and following the instructions you will find on the web site.  Internet proxy submission is available 24 hours a day.  As with telephone proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded.

•	Submitting a Proxy by Mail: If you choose to submit a proxy by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided.

By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.  You may also attend the special meeting and vote in person.

If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.  The availability of telephonic or Internet voting will depend on the bank’s or broker’s voting process.  Please check with your bank or broker and follow the voting procedure your bank or broker provides to vote your shares.  Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the special meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the special meeting.

If your shares are held through our 401(k) and profit sharing plan, proxies will also be considered confidential voting instructions to the trustees of the plan with respect to shares of common stock held in accounts under the plan.

How to Change Your Vote

You may revoke your proxy at any time before it is exercised by:

•	delivering to the Secretary a written notice of revocation, dated later than the proxy, before the vote is taken at the special meeting;

•	delivering to the Secretary a duly executed proxy bearing a later date, before the vote is taken at the special meeting;

•	submitting a proxy on a later date by telephone or via the Internet (only your last telephone or Internet proxy will be counted), before 11:59 p.m. Eastern Standard Time on January 28, 2009; or

•	attending the special meeting and voting in person (your attendance at the special meeting, in and of itself, will not revoke the proxy).

Any written notice of revocation, or later dated proxy, should be delivered to:

Blyth, Inc.
One East Weaver Street
Greenwich, Connecticut 06831
Attention: Michael S. Novins, Secretary

Alternatively, you may hand deliver a written revocation notice, or a later dated proxy, to the Secretary at the special meeting before we begin voting.  If your shares are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or other nominee if you wish to change your vote.  If your shares are held through our 401(k) and profit sharing plan, you must follow the instructions provided on your voter instruction card if you wish to change your vote.

Proxies; Counting Your Vote

If you provide specific voting instructions, your shares will be voted at the special meeting in accordance with your instructions.  If you hold shares in your name and sign and return a proxy card or submit a proxy by telephone or via the Internet without giving specific voting instructions, your shares will be voted as follows:

•
“FOR” approval of the amendment to our restated certificate of incorporation to effect a reverse stock split at one of two reverse split ratios, 1-for-3 or 1-for-4, as will be selected by our board of directors prior to the time of filing the certificate of amendment with the Delaware Secretary of State.

•
“FOR” approval of the amendment to our restated certificate of incorporation to decrease our total number of authorized shares from 110,000,000 shares to 60,000,000 shares, 50,000,000 shares of which shall be common stock and 10,000,000 shares of which shall be preferred stock.

At this time, we are unaware of any matters, other than those set forth above, that may properly come before the special meeting.  If any other matters properly come before the special meeting, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the special meeting or any adjournment or postponement of the special meeting, will be deemed authorized to vote or otherwise act on such matters in accordance with their judgment.

The persons named in the enclosed proxy, or their duly constituted substitutes acting at the special meeting or any adjournment or postponement of the special meeting, may propose and vote for one or more adjournments or postponements of the special meeting, including adjournments or postponements to permit further solicitations of proxies.  Proxies solicited may be voted only at the special meeting and any adjournment or postponement of the special meeting and will not be used for any other Blyth meeting of stockholders.

Abstentions and Broker “Non-Votes”

An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter.  Abstentions are counted as present for purposes of determining a quorum.  However, an abstention with respect to a matter submitted to a vote of stockholders will not be counted as having been voted for or against the matter.  Because approval of the proposals to be voted on at the special meeting require a majority of the outstanding shares, an abstention with respect to any of the matters scheduled for a vote at the special meeting will have the same effect as a vote “Against” the proposal.

A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares so the broker is unable to vote those uninstructed shares.  Brokers will have discretionary voting power to vote on Proposals No. 1 and 2, so we do not anticipate any broker non-votes.  However, shares that are the subject of a broker non-vote are included for quorum purposes, but a broker non-vote with respect to a proposal will not be counted as a vote “cast” for or against the proposal.  Because approval of the proposals to be voted on at the special meeting requires a majority of the outstanding shares, a broker non-vote with respect to any of the matters scheduled for a vote at the special meeting will have the same effect as a vote “Against” the proposal.

Quorum and Required Votes

In deciding all matters that come before the special meeting, each holder of common stock as of the record date is entitled to one vote per share.  A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum.  As of the record date, 35,563,940 shares of common stock were issued and outstanding.  Proxies marked “Abstain” and broker “non-votes” will be treated as shares that are present for purposes of determining the presence of a quorum.

Proposal No. 1:  Proposal No. 1 to approve the amendment of our restated certificate of incorporation to effect a reverse stock split requires the affirmative vote of a majority of the outstanding shares.  Any shares not voted (whether by abstention or otherwise) will have the same effect as a vote “Against” the proposal.

Proposal No. 2:  Proposal No. 2 to approve the amendment of our restated certificate of incorporation to decrease our total number of authorized shares requires the affirmative vote of a majority of the outstanding shares.  Any shares not voted (whether by abstention or otherwise) will have the same effect as a vote “Against” the proposal.

Please note that Proposal No. 2 is conditioned on the approval of Proposal No. 1.  Therefore, if Proposal No. 1 is not approved by the stockholders, Proposal No. 2 will automatically be deemed to have not been approved by the stockholders, regardless of the number of shares actually voted “FOR” Proposal No. 2.  Proposal No. 1 is not conditioned on the approval of Proposal No. 2.

All share numbers in this proxy statement do not take into account the effect of the proposed amendments to our restated certificate of incorporation, unless otherwise expressly indicated.

Solicitation of Proxies

We are soliciting proxies from stockholders on behalf of our board of directors and will pay for all costs incurred in connection with the solicitation.  In addition to solicitation by mail, our directors, officers and employees may solicit proxies from our stockholders in person or by telephone, facsimile, e-mail or other electronic methods without additional compensation other than reimbursement for their actual expenses.

Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

Recommendation of the Board of Directors

Our board of directors has approved the amendments to the restated certificate of incorporation to effect a reverse stock split at one of the two reverse split ratios and to decrease our total number of authorized shares.  The board of directors recommends that you vote “FOR” approval of both amendments to our restated certificate of incorporation.

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT

Q1:	What am I voting on?

A1:	You are voting on two proposals:

Proposal No. 1:  Amendment of our restated certificate of incorporation to effect a reverse stock split at one of two reverse split ratios, 1-for-3 or 1-for-4, as will be selected by our board of directors prior to the time of filing the certificate of amendment with the Delaware Secretary of State.

Proposal No. 2:  Subject to approval of Proposal No. 1, a proposal to amend our restated certificate of incorporation to decrease our total number of authorized shares from 110,000,000 shares to 60,000,000 shares, 50,000,000 shares of which shall be common stock and 10,000,000 shares of which shall be preferred stock.

Q2:	Who is soliciting my proxy to vote on these proposals?

A2:	Our board of directors is requesting your proxy to vote on these proposals.

Q3:	How does the board of directors recommend that I vote?

A3:	Our board of directors recommends that you vote “FOR” both proposals.

Q4:	Why does Blyth need to hold this vote?

A4:
Our board of directors believes that the reverse stock split may be beneficial because a higher price for our common stock may be obtained as a result of the reverse stock split and this higher price could make the common stock more attractive to a broader range of institutional and other investors and reduce stockholder transaction costs.

Pursuant to the law of our state of incorporation, Delaware, our board of directors must adopt any amendment to our restated certificate of incorporation and submit the amendment to stockholders for approval. Accordingly, our board of directors is requesting your proxy to vote “FOR” Proposals No. 1 and 2 to amend our restated certificate of incorporation.

Q5:	What vote is required to approve the reverse stock split and to decrease our total number of authorized shares?

A5:
Proposals No. 1 and 2 both require the affirmative vote of a majority of the outstanding shares.  Please note that Proposal No. 2 is conditioned on the approval of Proposal No. 1.  Therefore, if Proposal No. 1 is not approved by the stockholders, Proposal No. 2 will automatically be deemed to have not been approved by the stockholders, regardless of the number of shares actually voted “FOR” Proposal No. 2.  Proposal No. 1 is not conditioned on the approval of Proposal No. 2.

Q6:	What effect will the reverse stock split have on our issued and outstanding shares of common stock?

A6:
If the reverse stock split is approved by our stockholders, we will exchange one new share for a number of outstanding shares to be determined when our board of directors selects from the proposed reverse split ratios of 1-for-3 or 1-for-4.  When the reverse stock split becomes effective, the number of our outstanding shares will be reduced by the selected split ratio, but the value of each share will be proportionately increased by that same ratio, although the price of our common stock may move up or down once the reverse stock split is effective.  We will not issue any fractional shares.  Stockholders who would otherwise hold fractional shares as a result of the reverse stock split will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from our transfer agent, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all old stock certificate(s) (“Old Certificate(s)”), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by our transfer agent of all fractional shares otherwise issuable.  The reverse stock split will not impact the market value of our company as a whole, although the market value of our common stock may move up or down once the reverse stock split is effective.

Q7:	How will the reverse stock split impact our stock options, restricted stock units and other grants under our Stock Plans?

A7:
Our compensation committee has approved proportionate adjustments to the number of shares outstanding and/or available for issuance under our Stock Plans and to the exercise price relating to awards outstanding under the Stock Plans using the same split ratio, if the reverse stock split is effected, pursuant to existing authority granted to such committee under the Stock Plans.

Q8:	What are the mechanics of the reverse stock split?

A8:	Assuming the reverse stock split is approved by our stockholders, this is how it will work:

•
If your shares are held in “street name” — that is, through an account at a brokerage firm, bank, dealer, or other similar organization — the number of shares you hold will automatically be adjusted to reflect the reverse stock split.

•
If your shares are registered directly in your name with our transfer agent and your shares are held in book-entry form (i.e., your shares are not represented by a physical stock certificate), the number of shares you hold will automatically be adjusted to reflect the reverse stock split.  You will be sent a transmittal letter by our transfer agent.  You will need to return to our transfer agent a properly completed and duly executed transmittal letter in order to receive any cash payment in lieu of fractional shares or any other distributions, if any, that may be declared and payable to holders of record.

•
If your shares are registered directly in your name with our transfer agent and your shares are held in certificated form (i.e., your shares are represented by one or more physical stock certificates), you will receive a transmittal letter asking you to surrender your Old Certificate(s) representing pre-split shares in exchange for a new certificate (“New Certificate”) representing post-split shares.  You will need to return to our transfer agent a properly completed and duly executed transmittal letter, together with your Old Certificate(s), in order to receive a New Certificate and any cash payment in lieu of fractional shares or any other distributions, if any, that may be declared and payable to holders of record following the reverse stock split.

Whether your shares are held in street name or directly, we will not issue fractional shares of common stock to you.  Stockholders who would otherwise hold fractional shares as a result of the reverse stock split will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from our transfer agent, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all Old Certificate(s), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by our transfer agent of all fractional shares otherwise issuable.

Any cash due to you in exchange for fractional shares will be paid to you as follows:

•	If your shares are held in street name, payment for the fractional shares will be deposited directly into your account with the organization holding your shares.

•
If your shares are registered directly in your name with our transfer agent, whether you hold your shares in certificated or uncertificated form, payment for the fractional shares will be made by check, sent to you directly from our transfer agent upon receipt of your properly completed and duly executed transmittal letter and, where your shares are held in certificated form, the surrender of your Old Certificate(s).

Q9:	After the reverse stock split, I will have an “odd lot” of fewer than 100 shares. Will I be able to sell the “odd lot”?

A9:
The reverse stock split may result in some stockholders owning “odd lots” of fewer than 100 shares on a post-split basis.  You will be able to sell the odd lots, but odd lot sales may result in higher transaction costs per share than “round lot” sales, which are sales of even multiples of 100 shares.

Q10:	Are there any dissenter’s rights or appraisal rights?

A10:	Pursuant to applicable Delaware law, there are no dissenter’s or appraisal rights relating to the matters to be acted upon at the special meeting.

Q11:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A11:
If your shares are held in the name of a bank or broker or other nominee, you will receive separate instructions from your bank, broker or other nominee describing how to vote your shares.  The availability of telephonic or Internet voting will depend on the bank’s or broker’s voting process.  Please check with your bank or broker and follow the voting procedures your bank or broker provides.

You should instruct your bank, broker or other nominee how to vote your shares.  If your broker does not receive voting instructions from you regarding these proposals, NYSE rules grant your broker discretionary authority to vote your shares.

Q12:	How do I vote my shares held in the 401(k) and profit sharing plan? What happens if I do not vote my 401(k) and profit sharing plan shares?

A12:
If you are a participant in the 401(k) and profit sharing plan, the voter instruction card sent to you will serve as a voting instruction card to the trustee of the plan for all shares of our common stock you own through the plan.  You are entitled to instruct the plan trustee on how to vote your shares in the plan by telephone, via the Internet or by mail as described above, except that, if you vote by mail, the card that you use will be a voting instruction card rather than a proxy card. The trustee will vote your shares held in the plans in accordance with your instructions.  Any shares held by a plan participant for which timely instructions are not received will be voted by the trustee in its sole discretion.

Q13:	May I change my vote after I have submitted a proxy by telephone or via the Internet or mailed my signed proxy card?

A13:
Yes.  You may change your vote at any time before your proxy is voted at the special meeting.  You can do this in several ways.  You can send a written notice stating that you want to revoke your proxy, or you can complete and submit a new proxy card. You may request a new proxy card by contacting Michael S. Novins at (203) 661-1926.  If you choose either of these methods, you must submit your notice of revocation or your new proxy card to Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831 Attention: Michael S. Novins, Secretary.

You can also change your vote by submitting a proxy at a later date by telephone or via the Internet, in which case your later-submitted proxy will be recorded and your earlier proxy revoked.   You can also attend the special meeting and vote in person.  Simply attending the special meeting, however, will not revoke your proxy.  To revoke your earlier proxy, you must vote at the special meeting.  If you have instructed a broker to vote your shares, the preceding instructions do not apply, and you must follow the voting procedures received from your broker to change your vote.  If your shares are held in the 401(k) and profit sharing plan, you must follow the instructions provided on the voter instruction card if you wish to change your vote.

Q14:	If I want to attend the special meeting, what do I do?

A14:
You should come to our corporate offices located at One East Weaver Street, Greenwich, Connecticut 06831, at 8:30 a.m. local time, on January 29, 2009.  Stockholders of record as of the record date for the special meeting (December 3, 2008) can vote in person at the special meeting.  If your shares are held in street name, then you are not the stockholder of record and you must ask your bank, broker or other nominee holder how you can vote in person at the special meeting.

PROPOSAL NO. 1

APPROVAL OF THE AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT ONE OF TWO
REVERSE SPLIT RATIOS

Our board of directors has unanimously adopted and is submitting for stockholder approval an amendment to our restated certificate of incorporation to effect a reverse stock split at one of two reverse split ratios, 1-for-3 or 1-for-4, as will be selected by our board of directors following stockholder approval and prior to the time of filing the certificate of amendment with the Delaware Secretary of State.  Pursuant to the law of our state of incorporation, Delaware, our board of directors must adopt any amendment to our restated certificate of incorporation and submit the amendment to stockholders for their approval.  The affirmative vote of a majority of the outstanding is required to approve Proposal No. 1.

The form of the proposed amendment to our restated certificate of incorporation to effect the reverse stock split is attached to this proxy statement as Annex A.  The amendment will effect a reverse stock split of our common stock at one of the two split ratios selected by our board of directors following stockholder approval. Our board of directors, in its discretion, may elect to effect any one (but not more than one) of the two reverse split ratios upon receipt of stockholder approval, or none of them if our Board of Directors determines in its discretion not to proceed with the reverse stock split.  We believe that the availability of the two alternative reverse split ratios will provide us with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for us and our stockholders.  In determining which of the two alternative reverse stock split ratios to implement, if any,  following the receipt of stockholder approval, our board of directors may consider, among other things, factors such as:

•	the historical trading price and trading volume of our common stock;

•	the then prevailing trading price and trading volume of our common stock and the anticipated impact of the reverse stock split on the trading market for our common stock;

•	prevailing general market and economic conditions; and

•	which of the alternative reverse split ratios would result in the greatest overall reduction in our administrative costs.

To avoid the existence of fractional shares of our common stock, stockholders who would otherwise hold fractional shares as a result of the reverse stock split will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from our transfer agent, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all Old Certificate(s), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by our transfer agent of all fractional shares otherwise issuable.

At the close of business on December 3, 2008, we had 35,563,940 shares of common stock issued and outstanding.  Based on the number of shares of common stock currently issued and outstanding, immediately following the completion of the reverse stock split we would have approximately 11,854,646 shares or  8,890,985 shares of common stock issued and outstanding if we effect a 1-for-3 or 1-for-4 reverse stock split, respectively, in each case without giving effect to the treatment of fractional shares.   We do not expect the reverse stock split itself to have any economic effect on our stockholders, debt holders or holders of options or restricted stock units, except to the extent the reverse stock split will result in fractional shares as discussed below.

Reasons for the Reverse Stock Split

Our board of directors believes that the reverse stock split would be beneficial for the following reasons:

•
Increased, more attractive share price.  The anticipated increase in our stock price resulting from the reverse stock split may be beneficial because a higher price could make the common stock more attractive to a broader range of institutional and other investors.  In recent months, the stock market and our stock price have been highly volatile, and our stock price has recently traded at prices (intraday price of $5.00 per share) below which it would not meet the investing guidelines for certain institutional investors and investment funds.

•
Reduced stockholder transaction costs.  Many investors pay commissions based on the number of shares traded when they buy or sell our stock.  If our stock price were higher, these investors would pay lower commissions to trade a fixed dollar amount of our stock than they would if our stock price were lower.

Risks Associated with the Reverse Stock Split

If the reverse stock split is implemented, the resulting per share price may not attract institutional investors or investment funds, and consequently, the trading liquidity of our common stock may not improve.  A decline in the market price of our common stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of the split.

While we believe that a higher stock price may help generate investor interest in our common stock, the reverse stock split may not result in a stock price that will attract institutional investors or investment funds or satisfy any investing guidelines of institutional investors or investment funds.  A decline in the market price of our common stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of the split.  If the reverse stock split is implemented and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of the split.  The market price of our common stock is also based on our performance and other factors, which are unrelated to the number of shares of common stock outstanding.

If the reverse stock split is implemented, the number of outstanding shares of common stock will be decreased, and this decrease may adversely affect liquidity of the common stock.

Following implementation of the reverse stock split, the number of our outstanding share of common stock will be decreased from 35,563,940 to 11,854,646 (if we implement a 1-for-3 reverse stock split) or 8,890,985 (if implement a 1-for-4 reverse stock split).  Liquidity of the common stock could be adversely affected by the reduced number of shares that will be outstanding after the reverse stock split.

Our total market capitalization immediately after the proposed reverse stock split may be lower than immediately before the proposed reverse stock split.

There are numerous factors and contingencies that could affect our stock price following the proposed reverse stock split, including the status of the market for our stock at the time, our reported results of operations in future periods, and general economic, market and industry conditions.  Accordingly, the market price of our common stock may not be sustainable at the direct arithmetic result of the reverse stock split (for example, based on the closing price of our common stock on the NYSE on the record date of $7.98 per share, the direct arithmetic result of the reverse stock split would be a post-split market price for our common stock of $23.94 per share if we implement a 1-for-3 reverse stock split or $31.92 per share if we implement  a 1-for-4 reverse stock split).  If the market price of our common stock declines after the reverse stock split, our total market capitalization (the aggregate value of all of our outstanding common stock at the then existing market price) after the split will be lower than before the split.

The reverse stock split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.

The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock on a post-split basis.  Odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

Effects of the Reverse Stock Split

General

If the reverse stock split is approved and implemented, the principal effect will be to proportionately decrease the number of outstanding shares of our common stock.  Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, or the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act.  The reverse stock split will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on the NYSE.  Following the reverse stock split, our common stock will continue to be listed on the NYSE under the symbol “BTH,” although it will be considered a new listing with a new CUSIP number.

Proportionate voting rights and other rights of the holders of our common stock will not be affected by the reverse stock split, other than as a result of the treatment of fractional shares as described below.  For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the reverse stock split will generally continue to hold 2% of the voting power of the outstanding shares of our common stock after the reverse stock split.  The number of stockholders of record will not be affected by the reverse stock split (except to the extent any are cashed out as a result of holding fractional shares).  If approved and implemented, the reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock.  Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.  Our board of directors believes, however, that these potential effects are outweighed by the benefits of the reverse stock split.

Effectiveness of Reverse Stock Split

The reverse stock split, if approved by our stockholders, will become effective upon the filing and effectiveness (the “effective time”) of the certificate of amendment to our restated certificate of incorporation with the Secretary of State of the State of Delaware.  It is expected that such filing will take place promptly following the special meeting, assuming the stockholders approve the amendment.  However, the exact timing of the filing of the amendment will be determined by our board of directors based on its evaluation as to when such action will be the most advantageous to our company and our stockholders.  In addition, our board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the reverse stock split if, at any time prior to filing the certificate of amendment, our board of directors, in its sole discretion, determines that it is no longer in our best interests and the best interests of our stockholders to proceed with the reverse stock split.

Effect on Stock Plans

As of December 3, 2008, we had approximately 337,100 shares subject to stock options and 367,309 restricted stock units outstanding under our Amended and Restated 2003 Omnibus Incentive Plan (the “2003 Plan”),  the Amended and Restated 1994 Employee Stock Option Plan and the Amended and Restated 1994 Stock Option Plan for Non-Employee Directors (collectively, the “Stock Plans”).  Under our Stock Plans, the compensation committee of our board of directors has sole discretion to determine the appropriate adjustment to the awards granted under our Stock Plans in the event of a stock split.  Should the reverse stock split be effected, the compensation committee of our board of directors has approved proportionate adjustments to the number of shares outstanding and available for issuance under the Stock Plans and proportionate adjustments to the exercise price, grant price or purchase price relating to any award under the Stock Plans.  The compensation committee will determine the treatment of fractional shares subject to stock options and unvested restricted stock units under the Stock Plans.

Accordingly, if the reverse stock split is approved by our stockholders, upon the filing of an amendment to our restated certificate of incorporation with the Delaware Secretary of State, the number of all outstanding equity awards, the number of shares available for issuance and the exercise price, grant price or purchase price relating to any award under the Stock Plans will be proportionately adjusted using the split ratio selected by our board of directors (subject to the treatment of fractional shares to be determined by our compensation committee).  The compensation committee has also authorized us to effect any other changes necessary, desirable or appropriate to give effect to the reverse stock split, including any applicable technical, conforming changes to our Stock Plans.  For example, if a 1-for-3 reverse stock split is effected, the 3,618,763 shares that remain available for issuance under the 2003 Plan as of December 3, 2008 would be adjusted to 1,206,254 shares, subject to increase as and when awards made under the 2003 Plan expire or are forfeited and are returned per the terms of such plan. In addition, the exercise price per share under each stock option would be increased by three times, such that upon an exercise, the aggregate exercise price payable by the optionee to the company would remain the same.  For illustrative purposes only, an outstanding stock option for 3,000 shares of common stock, exercisable at $21.00 per share, would be adjusted as a result of a 1-for-3 split ratio into an option exercisable for 1,000 shares of common stock at an exercise price of $63.00 per share.

Effect on Authorized but Unissued Shares of Common Stock and Preferred Stock

Currently, we are authorized to issue up to a total of 110,000,000 shares, comprising 100,000,000 shares of common stock, of which 35,563,940 shares were issued and outstanding as of December 3, 2008, and 10,000,000 shares of preferred stock, of which no shares were issued and outstanding as of December 3, 2008.  Concurrently with the reverse stock split we intend to decrease our authorized shares such that immediately following the effective time we may issue up to a total of 60,000,000 shares, comprising 50,000,000 shares of common stock and 10,000,000 shares of preferred stock.  The number of authorized shares of preferred stock will not change.  Proposal No. 2, if approved, would only affect the combined total of our authorized shares and our authorized shares of common stock.  We do not currently intend to reduce the number of authorized shares of our common stock by the same ratio as the reverse stock split.  See Proposal No. 2 beginning on page 16 of this proxy statement for further information.  Proposal No. 2 is conditioned on the approval of Proposal No. 1.  Therefore, if Proposal No. 1 is not approved by the stockholders, Proposal No. 2 will automatically be deemed to have not been approved by the stockholders, regardless of the number of shares actually voted “FOR” Proposal No. 2.  Proposal No. 1 is not conditioned on the approval of Proposal No. 2.

Effect on Par Value

The proposed amendments to our restated certificate of incorporation will not affect the par value of our common stock, which will remain at $0.02 per share, or the par value of our preferred stock, which will remain at $0.01 per share.

Reduction In Stated Capital

As a result of the reverse stock split, upon the effective time, the stated capital on our balance sheet attributable to our common stock, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the size of reverse stock split.  Correspondingly, our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to us upon issuance of all currently outstanding shares of our common stock, shall be credited with the amount by which the stated capital is reduced.  Our stockholders’ equity, in the aggregate, will remain unchanged.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed reverse stock split, our board of directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Book-Entry Shares

If the reverse stock split is effected, stockholders who hold uncertificated shares (i.e., shares held in book-entry form and not represented by a physical stock certificate), either as direct or beneficial owners, will have their holdings electronically adjusted by our transfer agent through the NYSE’s Direct Registration System (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the reverse stock split.

Stockholders who hold uncertificated shares as direct owners will be sent a transmittal letter by our transfer agent and will need to return a properly completed and duly executed transmittal letter in order to receive any cash payment in lieu of fractional shares or any other distributions, if any, that may be declared and payable to holders of record following the reverse stock split.

Exchange of Stock Certificates

If the reverse stock split is effected, stockholders holding certificated shares (i.e., shares represented by one or more physical stock certificates) will be required to exchange their Old Certificate(s) for New Certificate(s) representing the appropriate number of shares of our common stock resulting from the reverse stock split.  Stockholders of record upon the effective time will be furnished the necessary materials and instructions for the surrender and exchange of their Old Certificate(s) at the appropriate time by our transfer agent.  Stockholders will not have to pay any transfer fee or other fee in connection with such exchange.  As soon as practicable after the effective time, our transfer agent will send a transmittal letter to each stockholder advising such holder of the procedure for surrendering Old Certificate(s) in exchange for New Certificate(s).  Pursuant to applicable rules of the NYSE, your Old Certificate(s) representing pre-split shares cannot be used for either transfers or deliveries made on the NYSE; thus, you must exchange your Old Certificate(s) for New Certificate(s) in order to effect transfers or deliveries of your shares on the NYSE.

YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW.  YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM OUR TRANSFER AGENT.

As soon as practicable after the surrender to the transfer agent of any Old Certificate(s), together with a properly completed and duly executed transmittal letter and any other documents the transfer agent may specify, the transfer agent will deliver to the person in whose name such Old Certificate(s) had been issued a New Certificate registered in the name of such person.

Until surrendered as contemplated herein, a stockholder’s Old Certificate(s) shall be deemed at and after the effective time to represent the number of full shares of our common stock resulting from the reverse stock split.  Until stockholders have returned their properly completed and duly executed transmittal letter and surrendered their Old Certificate(s) for exchange, stockholders will not be entitled to receive any other distributions, if any, that may be declared and payable to holders of record following the reverse stock split.

Any stockholder whose Old Certificate(s) have been lost, destroyed or stolen will be entitled to a New Certificate only after complying with the requirements that we and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any Old Certificate, except that if any New Certificate is to be issued in a name other than that in which the Old Certificate(s) are registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to us any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the reverse stock split.  Therefore, we do not expect to issue certificates representing fractional shares.  Stockholders who would otherwise hold fractional shares because the number of shares of common stock they hold before the reverse stock split is not evenly divisible by the split ratio ultimately selected by our board of directors will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from our transfer agent, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all Old Certificate(s), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by our transfer agent of all fractional shares otherwise issuable.  The ownership of a fractional share interest will not give the holder any voting, dividend or other rights, except the right to receive the above-described cash payment. We will be responsible for any brokerage fees or commissions related to the transfer agent’s selling in the open market shares that would otherwise be fractional shares.

Stockholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or our transfer agent concerning ownership of such funds within the time permitted in such jurisdiction.  Thereafter, if applicable, stockholders who are otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with our transfer agent’s instructions, will have to seek to obtain such funds directly from the state to which they were paid.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the reverse stock split described in this Proposal No. 1, and we will not independently provide our stockholders with any such rights.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the reverse stock split that may be relevant to (i) holders of our common stock that hold such stock as a capital asset for federal income tax purposes and (ii) to us. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below.  This discussion does not address all aspects of federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders that may be subject to special tax rules, including, without limitation: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquire shares of our common stock in connection with employment or other performance of services; or (xi) U.S. expatriates.  In addition, this summary does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction and U.S. federal tax consequences other than federal income taxation.  If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the United States federal income tax consequences of the reverse stock split and there can be no assurance the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.  EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is: (i) an individual citizen or resident of the United States; (ii) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust, the administration of which is subject to the primary supervision of a U.S. court and as to which one or more U.S. persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect to be treated as a U.S. person.  A “Non-U.S. Holder” is a beneficial owner (other than a partnership) of shares of our common stock who is not a U.S. Holder.

U.S. Holders

The reverse stock split should constitute a “recapitalization” for U.S. federal income tax purposes.  As a result, a U.S. Holder generally should not recognize gain or loss upon the reverse stock split, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below.  A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the reverse stock split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period (i.e., acquired date) in the shares of our common stock received should include the holding period in the shares of our common stock surrendered.  Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the reverse stock split.  Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder who receives cash in lieu of a fractional share of our common stock pursuant to the reverse stock split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share of our common stock.  Such capital gain or loss should be long term capital gain or loss if the U.S. Holder’s holding period for our common stock surrendered exceeded one year at the effective time.

Information Reporting and Backup Withholding.  Information returns generally will be required to be filed with the IRS with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the reverse stock split in the case of certain U.S. Holders.  In addition, U.S. Holders may be subject to a backup withholding tax (at the current applicable rate of 28%) on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules.  Backup withholding is not an additional tax.  Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Non-U.S. Holders who exchange shares of our common stock pursuant to the reverse stock split generally should be subject to tax in the manner described above under “U.S. Holders,” except that any capital gain realized by a Non-U.S. Holder as a result of receiving cash in lieu of a fractional share of our common stock generally should not be subject to U.S. federal income or withholding tax unless:

•
the Non-U.S. Holder is an individual who holds our common stock as a capital asset, is present in the U.S. for 183 days or more during the taxable year of the reverse stock split and meets certain other conditions;

•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the U.S. (and, if certain income tax treaties apply, is attributable to a Non-U.S. Holder’s permanent establishment in the U.S.); or

•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the effective time, or the period that the Non-U.S. Holder held the shares of our common stock.  We do not believe that we have been, currently are, or will become, a United States real property holding corporation.

Individual Non-U.S. Holders who are subject to U.S. federal income tax because they are present in the United States for 183 days or more during the year of the reverse stock split will be taxed on their gain (including gain from the sale of shares of our common stock and net of applicable U.S. losses from sales or exchanges of other capital assets recognized during the year) at a flat rate of 30% or such lower rate as may be specified by an applicable income tax treaty.  Other Non-U.S. Holders subject to U.S. federal income tax with respect to gain recognized as a result of receiving cash in lieu of a fractional share of common stock generally will be taxed on such gain in the same manner as if they were U.S. Holders and, in the case of foreign corporations, may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Information Reporting and Backup Withholding.  In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional share of our common stock to a Non-U.S. Holder pursuant to the reverse stock split if the Non-U.S. Holder certifies under penalties of perjury that it is a Non-U.S. Holder and neither we nor the transfer agent has actual knowledge to the contrary.  Backup withholding is not an additional tax.  Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS.  In certain circumstances the amount of cash paid to a Non-U.S. Holder in lieu of a fractional share of our common stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL TO AMEND OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AT ONE OF THE TWO REVERSE SPLIT RATIOS, 1-FOR-3 OR 1-FOR-4, AS WILL BE SELECTED BY OUR BOARD OF DIRECTORS PRIOR TO THE TIME OF FILING THE CERTIFICATE OF AMENDMENT WITH THE DELAWARE SECRETARY OF STATE.

PROPOSAL NO. 2

APPROVAL OF THE AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION TO DECREASE OUR TOTAL NUMBER OF AUTHORIZED SHARES FROM 110,000,000 SHARES TO 60,000,000 SHARES, 50,000,000 SHARES OF WHICH SHALL BE COMMON STOCK, PAR VALUE $0.02 PER SHARE, AND 10,000,000 SHARES OF WHICH SHALL BE PREFERRED STOCK, PAR VALUE $0.01 PER SHARE

Our board of directors has unanimously adopted and is submitting for stockholder approval an amendment to our restated certificate of incorporation to decrease our total number of authorized shares from 110,000,000 shares to 60,000,000 shares, 50,000,000 shares of which shall be common stock, par value $0.02 per share, and 10,000,000 shares of which shall be preferred stock, par value $0.01 per share.

Pursuant to the law of our state of incorporation, Delaware, our board of directors must adopt any amendment to our restated certificate of incorporation and submit the amendment to stockholders for their approval.  The affirmative vote of a majority of the outstanding shares is required to approve Proposal No. 2.  Please note that Proposal No. 2 is conditioned on the approval of Proposal No. 1.  Therefore, if Proposal No. 1 is not approved by the stockholders, Proposal No. 2 will automatically be deemed to have not been approved by the stockholders, regardless of the number of shares actually voted “FOR” Proposal No. 2.  Proposal No. 1 is not conditioned on the approval of Proposal No. 2.

The form of the proposed amendment to our restated certificate of incorporation to decrease our total number of authorized shares is included in Annex A of this Proxy Statement.  If both Proposals No. 1 and 2 are approved by our stockholders, the reduction in the number of authorized shares will become effective upon the filing and effectiveness of a certificate of amendment to our restated certificate of incorporation with the Secretary of State of the State of Delaware (referred to as the “effective time”).  It is expected that such filing will take place promptly following the date of the special meeting, assuming the stockholders approve the amendment.  However, the exact timing of the filing of the certificate of amendment will be determined by the board of directors based on its evaluation as to when such action would be the most advantageous to our company and our stockholders.  In addition, the board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the reduction in our total number of authorized shares if, at any time prior to filing the certificate of amendment, the board of directors, in its sole discretion, determines that it is no longer in our company’s best interests and the best interests of our stockholders.

Effects of Decreasing our Total Number of Authorized Shares of Common Stock

Currently, we are authorized to issue up to 100,000,000 shares of common stock, of which 35,563,940 shares were issued and outstanding as of December 3, 2008.  Concurrently with the reverse stock split we intend to decrease our authorized shares such that immediately following the effective time we may issue up to a total of 50,000,000 shares of common stock.  Since we are not reducing the total authorized number of shares of common stock under our restated certificate of incorporation by the same ratio as the reverse stock split, we will have the ability to issue a greater percentage of our common stock in relation to our outstanding shares after the reverse stock split than we currently have.  As a result, if we were to issue such shares, it would potentially have a greater dilutive effect on our current stockholders, depending on the size of the issuance.  Each additional share of common stock authorized under Proposal No. 2 would have the same rights and privileges under our restated certificate of incorporation as each share of common stock that is currently authorized for issuance.  We believe that the availability of additional authorized shares of common stock will provide us with additional flexibility, including the ability to issue common stock for a variety of purposes, including, among others, the sale of common stock to obtain additional funding or the use (subject to stockholder approval as required) of common stock for equity compensation.  We currently do not have any plan, commitment, arrangement, understanding or agreement, either written or oral, to issue any shares of additional authorized common stock.  However, the additional shares of common stock would be available for issuance by action of our board of directors without the need for further action by our stockholders, unless stockholder action is specifically required by applicable law or NYSE rules.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to this Proposal No. 2, and we will not independently provide our stockholders with any such rights.

Potential Anti-Takeover Effect

Although not designed or intended for such purposes, the effect of the proposed decrease in the number of our authorized shares of common stock at a different ratio to the reverse stock split could enable our board of directors to render more difficult or discourage an attempt to obtain control of us since the additional shares could be issued to purchasers who support our board of directors and are opposed to a takeover.  We are not currently aware of any pending or proposed transaction involving a change in control.  While this Proposal No. 2 may be deemed to have potential anti-takeover effects, this proposal is not prompted by any specific effort or perceived threat of takeover.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL TO AMEND OUR RESTATED CERTIFICATE OF INCORPORATION TO DECREASE OUR TOTAL NUMBER OF AUTHORIZED SHARES.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of December 3, 2008, the number of outstanding shares of the common stock beneficially owned by each of (i) the members of the board of directors, (ii) each of our “named executive officers” (as such term is defined in Item 402(a)(3) of Regulation S-K under the Securities Exchange Act of 1934, as amended) and (iii) all directors and executive officers as a group.  Except as otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares reflected as beneficially owned by such stockholder.  The amount of shares listed in the following table does not give effect to the proposed reverse stock split, which, if implemented, will proportionately reduce the number of shares, stock options and restricted stock units held by each beneficial owner, but which will not change the percent of class.

Name of Beneficial Owner	Common Stock Beneficially Owned Excluding Options	Stock Options Exercisable Within 60 Days of Record Date	Total Common Stock Beneficially Owned	Percent of Class

Robert B. Goergen[1]	10,942,352	0	10,942,352	30.8%
Anne M. Busquet[2]	4,500	0	4,500	*
Pamela M. Goergen[3]	10,927,852	14,500	10,942,352	30.8%
Neal I. Goldman[4]	27,500	14,500	42,000	*
Carol J. Hochman[5]	8,500	15,000	23,500	*
Wilma H. Jordan[6]	10,000	10,000	20,000	*
James M. McTaggart[7]	12,400	0	12,400	*
Howard E. Rose[8]	55,558	10,000	65,558	*
Robert H. Barghaus[9]	40,454	10,000	50,454	*
Anne M. Butler[10]	29,460	19,100	48,560	*
Robert B. Goergen, Jr.[11]	3,038,634	13,500	3,038,634	8.6%
All directors and executive officers as a group (11 persons)	11,849,358	106,600	11,955,958	33.6%
__________

*   Less than 1%.

(1)
Includes 8,630,985 shares held by Mr. Goergen; 89,487 shares held by The Goergen Foundation, Inc. (a charitable foundation of which Mr. Goergen is a director, president and sole investment manager); 394,380 shares, 14,500 options and 7,500 RSUs held by Pamela M. Goergen (Mr. Goergen’s wife); and 2,305,500 shares held by Ropart Investments LLC (a private investment fund of which Mr. Goergen shares voting and investment power). Mr. Goergen disclaims beneficial ownership of the shares held by Pamela M. Goergen (see footnote (3)). The address of Mr. Goergen is ℅ Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831.

(2)	Ms. Busquet’s security ownership include 4,500 RSUs.

(3)
Includes 394,380 shares, 7,500 RSUs and 14,500 options held by Mrs. Goergen and 10,525,972 shares held by Robert B. Goergen (Mrs. Goergen’s husband). Mrs. Goergen disclaims beneficial ownership of the shares held by her husband, Robert B. Goergen (see footnote (1)).  The address of Mrs. Goergen is ℅ Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831.

(4)	Mr. Goldman’s security ownership Includes 20,000 shares, 7,500 RSUs and 14,500 options.

(5)	Ms. Hochman’s security ownership Includes 1,000 shares, 7,500 RSUs and 15,000 options.

(6)
Ms. Jordan’s security ownership Includes 2,000 shares, 7,000 RSUs and 10,000 stock options held by Ms. Jordan and 1,000 shares held by her spouse.  Ms. Jordan disclaims beneficial ownership of the shares held by her spouse.

(7)	Mr. McTaggart’s security ownership includes 3,400 shares and 9,000 RSUs.

(8)	Mr. Rose’s security ownership includes 48,058 shares, 7,500 RSUs and 10,000 stock options.

(9)	Mr. Barghaus’s security ownership includes 3,569 shares (held jointly by Mr. Barghaus with his wife), 2,500 shares, 34,385 RSUs and 10,000 stock options.

(10)	Ms. Butler’s security ownership includes 1,000 shares, 28,460 RSUs and 19,100 stock options.

(11)
Mr. Goergen, Jr.’s security ownership includes 363,100 shares, 25,398 RSUs and 13,500 stock options held by him, 2,305,500 shares held by Ropart Investments, LLC, 2,000 shares held by his spouse, 275,205 shares held by him in trust for his family, and 67,431 shares held in trust for Mr. Goergen.

Security Ownership of Certain Beneficial Owners.  To the knowledge of the company, the following table lists each party (other than Mr. Goergen and Mrs. Goergen, whose respective beneficial ownership is disclosed in the immediately preceding table) that beneficially owned more than 5% of the common stock outstanding as of such party’s Schedule 13G reporting date:

Name and Address of Beneficial Owner	Number of Shares	Percent of Class
FMR Corp. and related persons and entities[1]	3,531,390	9.51%
82 Devonshire Street Boston, MA 02109
Barclays Global Investors, NA and related entities[2]	3,403,898	9.17%
45 Fremont Street San Francisco, CA 94105

__________

(1)
According to Amendment No. 6 to Schedule 13G dated February 14, 2008 and filed with the Securities and Exchange Commission, FMR LLC beneficially owns 3,531,390 shares.  FMR LLC is a parent holding company of Fidelity Management & Research Company (“Fidelity”), a registered investment adviser and a wholly owned subsidiary of FMR LLC.  Fidelity is the beneficial owner of 3,531,390 shares or 9.51% of the common stock as a result of acting as investment adviser to various investment companies.  The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 3,531,390 shares or 9.51% of the common stock. Edward C. Johnson 3d (Chairman of FMR LLC) and FMR LLC, through its control of Fidelity, and the fund each has sole power to dispose of the 3,531,390 shares owned by the fund.  Neither FMR LLC nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the fund’s Boards of Trustees.  Members of Mr. Johnson’s family are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC.  The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares.  Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.  All of the information contained in this footnote, including, without limitation, the computation of the percentage of stock owned by the parties referred to above, is based upon the information reported in Amendment No. 6 to Schedule 13G filed by FMR LLC with the Securities and Exchange Commission on February 14, 2008.

(2)
According to a statement on Schedule 13G dated February 5, 2008 and filed with the Securities and Exchange Commission, Barclays Global Investors, NA and the other entities described in this footnote beneficially own 3,403,898 shares.  The total in the table reflects the combined ownership of various Barclays entities. The Schedule 13G indicates the following ownership interests: (i) Barclays Global Investors, NA (a bank), located at the address in the table, is the beneficial owner of 3,403,898 shares (9.17%), with sole voting power with respect to 2,908,081 shares and sole dispositive power with respect to 3,403,898 shares; (ii) Barclays Global Fund Advisors (an investment adviser), located at the address in the table, is the beneficial owner of 596,789 shares (1.61%), with sole voting and dispositive power with respect to those shares; (iii) Barclays Global Investors, Ltd. (a bank), located at Murray House, 1 Royal Mint Court, London, England EC3N 4HH, is the beneficial owner of 28,234 shares (0.08%), with sole voting power with respect to 15,033 shares and sole dispositive power with respect to 28,234 shares; (iv) Barclays Global Investors Japan Limited (an investment adviser), located at Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-0012 Japan is the beneficial owner of 38,721 shares (0.1%), with sole voting and dispositive power with respect to those shares; and (v) Barclays Global Investors Canada Limited (an investment adviser), located at Brookfield Place, 161 Bay Street, Suite 2500, Toronto, Canada is the beneficial owner of 5,374 shares (0.01%), with sole voting and dispositive power with respect to those shares. The Schedule 13G does not describe the relationships among the Barclays entities.  The computation of the percentage of stock owned by Barclays Global Investors, NA and the other entities is based on the percentages reported in the Schedule 13G.

FUTURE STOCKHOLDER PROPOSALS

Whether or not the amendments to our certificate of incorporation are approved, we will hold our regular annual meeting of stockholders in 2009.  Stockholder proposals within the processes of Rule 14a-8 and intended to be presented at our 2009 annual meeting of stockholders must be received at our principal executive offices located at One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary, on or before February 4, 2009 for consideration for inclusion in our proxy statement and form of proxy relating to that meeting.  In addition, if a stockholder fails to provide us notice of any stockholder proposal on or before the 60th day prior to the date of our 2009 annual meeting, then our management proxies will be entitled to use their discretionary voting authority if such stockholder proposal is raised at the annual meeting without any discussion of the matter in the proxy statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our intent to solicit approval of Proposal No. 1 to effect a reverse stock split, the timing of the reverse stock split, the potential benefits of a reverse stock split, including but not limited to increased investor interest and the potential for a higher stock price, our intent to solicit approval of Proposal No. 2 to decrease our total number of authorized shares and the timing and effects of the proposed amendments to our restated certificate of incorporation.  These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.  Such statements reflect the current views and assumptions of the company, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations.  These risks include, but are not limited to, risks relating to the volatility of our stock price and general market and economic conditions.

We undertake no obligation to update or revise the forward-looking statements included in this proxy statement, whether as a result of new information, future events or otherwise, after the date of this proxy statement.  Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements.  Factors that could cause or contribute to such differences are discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2008, which we filed with the SEC on April 15, 2008, and our Quarterly Reports on Form 10-Q for the quarter ended October 31, 2008, which we filed with the SEC on December 5, 2008.  These documents are available on the SEC’s website at www.sec.gov.

INCORPORATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this proxy statement, and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this document.  We incorporate by reference our Annual Report on Form 10-K for the fiscal year ended January 31, 2008, which we filed with the SEC on April 15, 2008, our Quarterly Report on Form 10-Q for the quarter ended October 31, 2008, which we filed with the SEC on December 5, 2008 and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.  We will provide to each person, including any beneficial owner to whom a proxy statement is delivered, without charge, upon written or oral request, by first class mail or by other equally prompt means within one business day of receipt of such request, a copy of any or all of the documents that are incorporated by reference into this proxy statement (not including exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents). You should direct requests for documents to:

Blyth, Inc.
One East Weaver Street
Greenwich, Connecticut 06831
Attention: Michael S. Novins, Secretary
Phone: (203) 661-1926

OTHER MATTERS

We have not received notice of any other matters to be proposed at the special meeting.  Consequently, the only matters expected to be acted on at the special meeting are those described in this proxy statement, along with any necessary procedural matters related to the special meeting.  As to procedural matters, or any other matters that are determined to be properly brought before the special meeting calling for a vote of the stockholders, it is the intention of the persons named in the accompanying proxy, unless otherwise directed in that proxy, to vote on those matters in accordance with their best judgment.

ANNEX A

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
BLYTH, INC.
____________________

Pursuant to Section 242 of
 the General Corporation Law of the State of Delaware
____________________

BLYTH, INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
FIRST:  The name of the Corporation is Blyth, Inc.  The Corporation was originally incorporated under the name “Candle Corporation of America.”  The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on September 9, 1977. A Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on May 13, 1994 (the “Restated Certificate”).  A Certificate of Amendment of the Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on June 14, 2000.

SECOND:  This Certificate of Amendment was duly adopted in accordance with the provisions of Sections 211, 222 and 242 of the General Corporation Law of the State of Delaware (the “DGCL”).  The Board of Directors of the Corporation, on November 19, 2008, duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendments be considered by the stockholders of the Corporation.  A special meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held in accordance with the provisions of Section 211 of the DGCL on January 29, 2009, at which meeting the necessary number of shares were voted in favor of the proposed amendments.  The stockholders of the Corporation duly adopted this Certificate of Amendment.

THIRD:  The Restated Certificate, as heretofore amended and supplemented, is hereby further amended as follows:

Section 1 of Article IV of the Corporation’s Restated Certificate, relating to Capitalization, is hereby amended to read in its entirety as set forth below:

“Section 1.  The aggregate number of shares of all classes of capital stock which the Corporation is authorized to issue (sometimes hereinafter collectively referred to as the “Capital Stock”) is 60,000,000 shares, of which: (i) 10,000,000 shares shall be preferred stock, $0.01 par value per share (hereinafter referred to as the “Preferred Stock”); and (ii) 50,000,000 shares shall be common stock, $0.02 par value per share (hereinafter referred to as the “Common Stock”).

Effective at [    p.m.] (Eastern Time) on the date of filing this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation, each [three (3) / four (4)] shares of the Corporation’s Common Stock, par value $0.02 per share, issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”).  No fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split.  Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests, in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Corporation’s transfer agent of all fractional shares otherwise issuable.  Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

Section 2.B.1. of Article IV of the Corporation’s Restated Certificate, relating to Capitalization, is hereby amended to read in its entirety as set forth below:

“1.  Designation and Amount.  The authorized number of shares of Common Stock shall be 50,000,000.”

FOURTH: This Certificate of Amendment shall become effective as of [      p.m.] on the date of filing.

FIFTH:  the Restated Certificate of the Corporation, as heretofore amended and supplemented, is hereby ratified and confirmed in all other respects.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the [                ] day of [           ], 2009.

BLYTH, INC.

By: ___________________________________
Name:
Title:

BLYTH, INC. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 17735
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

BLYTH, INC

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

Vote on Proposals		For	Against	Abstain
1.    Approval of the amendment of our Restated Certificate of Incorporation to effect a reverse stock split at one of two split ratios, 1-for-3 or 1-for-4, as will be selected by our Board of Directors prior to the time of filing a Certificate of Amendment with the Delaware Secretary of State.

		☐	☐	☐
2.    Approval of the amendment of our Restated Certificate of Incorporation to decrease our total number of authorized shares from 110,000,000 shares to 60,000,000 shares, 50,000,000 shares of which shall be common stock, par value $0.02 per share, and 10,000,000 shares of which shall be preferred stock, par value $0.01 per share. This Proposal No. 2 is conditioned on the approval of Proposal No. 1.

		☐	☐	☐
The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR proposals 1 and 2. If any other matters properly come before the meeting, the person, named in this proxy will vote in their discretion.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)

____________________________ Signature[PLEASE SIGN WITHIN BOX]	______ Date	____________________________ Signature(Joint Owners)	_____ Date

BLYTH, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF SHAREHOLDERS
January 29, 2009

The shareholder(s) hereby appoint(s) Robert B. Goergen and Robert H. Barghaus, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Blyth, Inc. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 8:30 a.m. EST on January 29, 2009, at Blyth, Inc., One East Weaver Street, Greenwich, CT 06831, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S).  IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR BOTH OF PROPOSALS 1 AND 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE